SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 16, 2000

                            Harmon Industries, Inc.
             (Exact name of registrant as specified in its charter)


       Missouri                      0-7916                 44-0657800
 (State or other jurisdiction     (Commission File       (I.R.S. Employer
    of incorporation)                 Number)           Identification No.)


      1600 NE Coronado Drive, Blue Springs, Missouri         64014
          Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (816) 229-3345



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Item 5.  Other Events.

     Harmon Industries, Inc. has entered into an Agreement and Plan of Merger, dated as of July 16, 2000, with General Electric Company pursuant to which a subsidiary of GE will commence an offer to exchange $30 of GE common stock (based on the weighted average trading price of GE common stock during a designated period prior to the closing of the offer) for each Harmon share tendered in the offer.

     The offer is subject to, among other things, the tender of at least two-thirds of the Harmon shares, determined on a fully diluted basis. Following the completion of the offer, a subsidiary of GE will be merged with Harmon and each remaining Harmon share will be converted into the same number of GE shares as is paid in the offer.

     Attached are copies of the merger agreement and certain related documents, including a press release announcing the transaction. The foregoing description is qualified by reference to such documents.

Item 7.  Financial Statements and Exhibits.

      (c) Exhibits:

      99.1 Joint press release, issued July 17, 2000, by General Electric Company and Harmon Industries, Inc. (incorporated by reference to Harmon's filing under Rule 425, July 17, 2000)
      99.2 Agreement and Plan of Merger, dated as of July 16,
           2000, among General Electric Company, Four Points
           Acquisition, Inc. and Harmon Industries, Inc.
           (incorporated by reference to Harmon's filing under Rule 425, July 17, 2000)
      99.3 Stock Option Agreement, dated as of July 16, 2000, between General Electric Company and Harmon Industries, Inc. (incorporated by reference to Harmon's filing under Rule 425, July 17, 2000)
      99.4 Support Agreement, dated as of July 16, 2000, among General Electric Company and certain stockholders of Harmon Industries, Inc. (incorporated by reference to Harmon's filing under Rule 425, July 17, 2000)


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HARMON INDUSTRIES, INC.


                                   /s/ Bjorn Olsson
                               By:_________________________________________
                                   Name:
                                   Title:

Date:   July 17, 2000



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